Exhibit 10.4

AMERICAN ACCESS TECHNOLOGIES, INC.

DIRECTORS STOCK OPTION AGREEMENT

American Access Technologies, Inc. (the “Company”), desiring to afford an opportunity to the Grantee named below to purchase certain shares of the Company’s common stock pursuant to the Company’s 2004 Director Stock Option Plan, hereby grants to Grantee, and the Grantee hereby accepts, an option to purchase the number of such shares optioned as specified below, during the term ending at midnight (prevailing local time at the Company’s principal offices) on the expiration date of this Option specified below, at the option exercise price specified below, subject to and upon the following terms and conditions:

1. Identifying Provisions: As used in this Option, the following terms shall have the following respective meanings:

(a) Grantee:

(b) Date of grant:

(c) Number of shares optioned:

(d) Option exercise price per share:

(e) Expiration date:

This Option is not intended to be and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code.

2. Timing of Purchases: Except as otherwise provided herein, this Option may be exercised until and including the expiration date of this Option whereupon the Option shall expire and may thereafter no longer be exercised.

3. Restrictions on Exercise: The following additional provisions shall apply to the exercise of this Option:

(i) Termination of Directorship. If the Grantee ceases to be a director of the Company for any reason other than death only that portion of this Option exercisable at the time of such termination may thereafter be exercised, and it may not be exercised more than three (3) months after such termination nor after the expiration date of this Option, whichever date is sooner, unless such termination is by reason of the Grantee’s permanent and total disability, in which case such period of three (3) months shall be extended to one (1) year.

(ii) Death of Grantee. If the Grantee shall die during the term of this Option, the Grantee’s legal representative or representatives, or the person or persons entitled to do so under the Grantee’s last will and testament or under applicable intestate laws, shall have the right to exercise this Option, but only for the number of shares as to which the Grantee was entitled to exercise this Option in accordance with Section 2 hereof on the date of his death, and such right shall expire and this Option shall terminate one (1) year after the date of the Grantee’s death or on the expiration date of this Option, whichever date is sooner. In all other respects, this Option shall terminate upon such death.

(iii) Approval by Shareholders. The shareholders of the Company have approved the Plan under which this Option was issued on July 23, 2004.

(iv) Further Restrictions on Exercise. Exercise of this Option is subject to further restrictions as may be set forth herein or in an Exhibit hereto.

4. Non-Transferable: The Grantee may not transfer this Option except by will or the laws of descent and distribution. This Option shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and shall be exercisable during the Grantee’s lifetime only by the Grantee or his guardian or legal representative.

5. Adjustments and Corporate Reorganizations: In the event that the outstanding shares of Common Stock are hereafter changed by reason of recapitalization, reclassification, stock split, combination or exchange of shares of Common Stock or the like, or by the issuance of dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Committee, in the number of shares of Common Stock issuable upon exercise of this Option and the Option Price per share. In the event of any consolidation or merger of the Company with or into another company, or the conveyance of all or substantially all of the assets of the Company to another company, this Option shall upon exercise thereafter entitle the Grantee to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock of the Company would have been entitled to upon such consolidation, merger or conveyance; and in any such case appropriate adjustment, as determined by the Committee shall be made as set forth above with respect to any future changes in the capitalization of the Company or its successor entity. In the event of the proposed dissolution or liquidation of the Company, this Option will automatically terminate as of the date of liquidation or termination, unless otherwise provided by the Board of Directors of the Company or any authorized committee thereof. If a fraction of a share of Common Stock would result from any such adjustment, the adjustment shall be revised to the next higher whole share of Common Stock.

6. Exercise, Payment For and Delivery of Stock: This Option may be exercised by the Grantee or other person then entitled to exercise it by giving four (4) business days’ written notice of exercise to the Company specifying the number of shares to be purchased and the total purchase price, accompanied by a check to the order of the Company in payment of such price. If the Company is required to withhold on account of any present or future tax imposed as a result of such exercise, the notice of exercise shall be accompanied by a check to the order of the Company in payment of the amount of such withholding. Subject to such rules as may be established by the Committee, and to the extent permitted by law, payment of the exercise price for shares purchased pursuant to the exercise of this Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a registered broker dealer acceptable to the Company to sell shares of Company Common Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes. No method of payment may be utilized to exercise options by officers and directors of the Company in the event it shall be determined that such method of exercise constitutes a prohibited loan to such person.

7. Alternative Payment with Stock: Notwithstanding the foregoing provisions requiring payment by check, payment of such purchase price or any portion thereof may be made through the tender to the Company of shares of Company Common Stock, free and clear of all liens and encumbrances and duly endorsed for transfer, which shares, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the exercise price has been paid thereby, at their Fair Market Value on the date of exercise, provided, however, that such payment in stock instead of cash shall not be effective and shall be rejected by the Company if (i) the Company is then prohibited from purchasing or acquiring shares of the class of its stock thus tendered to it, or (ii) the right or power of the person exercising the Option to deliver such shares in payment of said purchase price is subject to the prior interests of any other person (excepting the Company), as indicated by legends upon the certificate(s) or as known to the Company. If the Company rejects the payment in stock, the tendered notice of exercise shall not be effective hereunder unless promptly after being notified of such rejection the person exercising the Option pays the purchase price in acceptable form.

8. Rights in Shares Before Issuance and Delivery: No person shall be entitled to the privileges of stock ownership in respect of any shares issuable upon exercise of this Option, unless and until such shares have been issued to such person as fully paid shares.

9. Requirements of Law and of Stock Exchanges: By accepting this Option, the Grantee represents and agrees for himself and his transferees by will or the laws of descent and distribution that, unless a registration statement under the Securities Act of 1933 is in effect as to shares purchased upon any exercise of this Option, (i) any and all shares so purchased shall be acquired for his personal account and not with a view to or for sale in connection with any distribution, and (ii) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his personal account and not with view to or for sale in connection with any distribution.

No certificate or certificates for shares of stock purchased upon exercise of this Option shall be issued and delivered prior to the admission of such shares to listing on notice of issuance on any stock exchange or other securities market on which shares of that class are then listed, nor unless and until, in the opinion of counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law, any requirement of any securities exchange listing agreement to which the Company may be a party, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

10. Replacement Options. If and when this Option is exercised and the exercise price is paid with previously outstanding shares or with shares as to which this Option is being exercised, as permitted in paragraph 7 hereof, upon such exercise of this Option the Grantee will automatically and simultaneously receive a supplemental option (herein sometimes referred to as a “replacement option”) for a number of shares equal to the number of shares delivered by the Grantee in such exercise of this Option, subject to adjustments of the sort provided in paragraph 5 hereof, at an exercise price per share equal to the Fair Market Value (as defined herein) of the shares subject to the replacement option on the date this Option is thus exercised. Subject to earlier termination as set forth in Paragraph 3 hereof, the term of the replacement option shall expire and the replacement option shall no longer be exercisable, on the later to occur of (i) the expiration date of the originally exercised Option or (ii) ten years from the date of grant of the replacement option. The replacement option shall not itself provide for any further replacement options upon its exercise, whether or not the exercise price of the replacement option is paid with previously outstanding shares or with shares as to which it is being exercised. Notwithstanding anything contained herein to the contrary, no replacement options will be granted hereunder if the Grantee is no longer a director of the Company as of the date of the exercise of this Option. In addition, and notwithstanding anything contained herein to the contrary, in the event there is not a sufficient number of shares of Common Stock authorized for issuance upon exercise of a replacement option under the Plan, the Company shall use its best efforts to cause such number of authorized shares of Common Stock underlying the Plan to be increased, provided, however, that if the Company is unable to so cause such increase in the authorized number of shares of Common Stock underlying the Plan to be effectuated, the ability of the Grantee to exercise such replacement option may be delayed indefinitely until such time as the requisite number of shares of Common Stock is so authorized.

11. Certain Definitions. As used in this Option:

“Fair Market Value” of corporate stock shall mean:

(a) If the stock is then Publicly Traded: The closing price of stock of that class as of the day in question (or, if such day is not a trading day in the principal securities market or markets for such stock, on the nearest preceding trading day), as reported with respect to the market (or the composite of markets, if more than one) in which shares of such stock are then traded, or, if no such closing prices are reported, on the basis of the mean between the high bid and low asked prices that day on the principal market or quotation system on which shares of such stock are then quoted, or, if not so quoted, as furnished by a professional securities dealer making a market in such stock selected by or under authority of the board of directors of the Company.

(b) If the stock is then not Publicly Traded: The price at which one could reasonably expect such stock to be sold in an arm’s length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the issuer of such shares. Such Fair Market Value shall be that which has currently or most recently been determined for this purpose by the Company’s board of directors, or at the discretion of that board by an independent appraiser or appraisers selected by the board, in either case giving due consideration to recent transactions involving shares of such stock, if any, the issuer’s net worth, prospective earning power and dividend-paying capacity, the goodwill of the issuer’s business, the issuer’s industry position and its management, that industry’s economic outlook, the values of securities of issuers whose stock is Publicly Traded and which are engaged in similar businesses, the effect of transfer restrictions to which such stock may be subject under law and under the applicable terms of any contract governing such stock, the absence of a public market for such stock and such other matters as the board or its appraiser or appraisers deem pertinent. The determination by the Company’s board of directors or its appraiser or appraisers of the Fair Market Value shall, if not unreasonable, be conclusive and binding notwithstanding the possibility that other persons might make a different, and also reasonable, determination. If the Fair Market Value to be used was thus fixed more than sixteen months prior to the day as of which Fair Market Value is being determined, it shall in any event be no less than the book value of the stock being valued at the end of the most recent period for which financial statements of the issuer are available.

Corporate stock is “Publicly Traded” if stock of that class is listed or admitted to unlisted trading privileges on a national securities exchange or on the NASDAQ Stock Market or if sales or bid and offer quotations are reported for that class of stock in the automated quotation system (“NASDAQ”) operated by the National Association of Securities Dealers, Inc. (“NASD”) or is regularly traded over-the-counter.

12. Stock Option Plan: This Option is subject to, and the Company and the Grantee agree to be bound by, all of the terms and conditions of the Company’s 2004 Director Stock Option Plan under which this Option was granted, as the same shall have been amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Grantee, without his consent, of this Option or any of his rights hereunder. Pursuant to said Plan, the board of directors of the Company or its Committee established for such purposes is vested with final authority to interpret and construe the Plan and this Option, and is authorized to adopt rules and regulations for carrying out the Plan. A copy of the Plan in its present form is available for inspection during business hours by the Grantee or other persons entitled to exercise this Option at the Company’s principal office.

13. Notices: Any notice to be given to the Company shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to the Grantee shall be addressed to him at the address given beneath his signature hereto or at such other address as the Grantee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

14. Laws Applicable to Construction: This Agreement, and any dispute arising from the relationship between the parties to this Agreement, shall be governed by Florida law, excluding any laws that direct the application of another jurisdiction’s laws.

15. Consent to Jurisdiction, Forum Selection and Waiver of Jury Trial. The Company and the Grantee hereto agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in the County of Clay, State of Florida. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the County of Clay, State of Florida shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement. Any final judgement rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgement and may be enforced in other jurisdictions in any manner provided by law. TO THE FULLEST EXTENT PERMITTED BY LAW, AND AS SEPARATELY BARGAINED-FOR-CONSIDERATION, EACH PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT.

IN WITNESS WHEREOF, the Company has granted this Option on the date of grant specified above.

AMERICAN ACCESS TECHNOLOGIES, INC.	GRANTEE:

By	ADDRESS:

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